Registration No. 333-168326

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PETRÓLEOS MEXICANOS

(Exact name of Issuer as specified in its charter)

MEXICAN PETROLEUM

(Translation of registrant’s name into English)

PEMEX-EXPLORACIÓN Y PRODUCCIÓN (PEMEX-EXPLORATION AND PRODUCTION)

PEMEX-REFINACIÓN (PEMEX-REFINING)

and

PEMEX-GAS Y PETROQUÍMICA BÁSICA (PEMEX-GAS AND BASIC PETROCHEMICALS)

(Exact names of co-registrants as specified in their charters and translations of co-registrants’ names into English)

United Mexican States	United Mexican States	1311	Not Applicable
(State or other jurisdiction of incorporation or organization of Issuer)	(State or other jurisdiction of incorporation or organization of co-registrants)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Avenida Marina Nacional No. 329 Colonia Petróleos Mexicanos México, D.F. 11311 México Telephone: (52-55) 1944-2500		Avenida Marina Nacional No. 329 Colonia Petróleos Mexicanos México, D.F. 11311 México Telephone: (52-55) 1944-2500
(Address, including zip code, and telephone number, including area code, of Issuer’s principal executive offices)		(Address, including zip code, and telephone number, including area code, of co-registrants’ principal executive offices)

Copies to:

Ismael Hernández Amor P.M.I. Holdings North America, Inc. 909 Fannin, Suite 3200 Houston, Texas 77010 Telephone: 713-567-0182	Wanda J. Olson Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Facsimile: 212-225-3999
(Name, address and telephone number of agent for service)

EXPLANATORY NOTE

Removal from Registration of Securities

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form F-4 (No. 333-168326) which was declared effective on August 31, 2010 (the “Registration Statement”), is being filed to remove from registration the following securities that were not exchanged for new securities under the Registration Statement:

Series of Securities	Amount to be removed from Registration
4.875% Notes due 2015	U.S. $	37,562,000
8.00% Notes due 2019	U.S. $	631,000
6.000% Notes due 2020	U.S. $	9,198,000
5.50% Notes due 2021	U.S. $	2,393,000
6.625% Bonds due 2035	U.S. $	1,500,000

SIGNATURE PAGE

Pursuant to the requirements of the U.S. Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-4 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mexico, Federal District, Mexico on the 26th day of July, 2011.

PETRÓLEOS MEXICANOS

By:	/s/ ARTURO DELPECH DEL ÁNGEL
Name: Arturo Delpech del Ángel
Title: Associate Managing Director of Finance

Pursuant to the requirements of the U.S. Securities Act of 1933 and in accordance with Rule 478 thereto, this Amendment to the Registration Statement has been signed on behalf of the following registrants by their agent for service, thereunto duly authorized, in the City of Houston, State of Texas on the 26th day of July, 2011.

PEMEX-EXPLORATION AND PRODUCTION
PEMEX-REFINING
PEMEX-GAS AND BASIC PETROCHEMICALS

By:	/s/ ISMAEL HERNÁNDEZ AMOR
Name: Ismael Hernández Amor
Title: Agent for Service